VA SOFTWARE

                     -------------------------------------
                                 PRESS RELEASE
                     -------------------------------------

               VA SOFTWARE REPORTS FIRST QUARTER FISCAL YEAR 2004
                                     RESULTS

   First quarter net loss decreases 70% year-over-year to $0.02 loss per share

FREMONT, CA--November 19, 2003--VA Software Corporation (Nasdaq: LNUX), provider of the award-winning SourceForge(TM) global development platform, and parent company of OSDN(TM) , the leading network of media and commerce sites serving the Open Source, developer and IT communities, today announced financial results for its first quarter of fiscal year 2004, ended October 31, 2003.

Total first quarter fiscal 2004 revenue grew 14% to $5.8 million, compared to first quarter fiscal 2003 total revenue of $5.1 million. Revenue associated with the exited hardware business was $31,000 in first quarter fiscal 2004 compared to $0.2 million in first quarter fiscal 2003. Revenue from the ongoing software and online businesses increased 18% to $5.8 million in first quarter fiscal 2004 from $4.9 million in first quarter fiscal 2003.

On a GAAP basis, the first quarter fiscal 2004 net loss was $1.2 million, or $0.02 per share, compared to last year's first quarter fiscal 2003 GAAP net loss of $4.1 million, or $0.08 per share. The first quarter fiscal 2004 GAAP net loss includes $17,000 in restructuring credits and a $23,000 charge for amortization of intangible assets and deferred stock compensation.

The first quarter fiscal 2004 net loss before non-recurring charges, which excludes restructuring and other special charges and amortization of intangible assets and deferred stock compensation, improved to $1.2 million, or $0.02 per share, compared to last year's first quarter fiscal 2003 net loss, before non-recurring charges, of $3.7 million, or $0.07 per share. Cash and investments remain strong at $38.2 million as of October 31, 2003.

"We have started fiscal year 2004 strongly. Revenue for both our software and online businesses grew at double digit rates over last year, our GAAP and pro forma losses are at the lowest level we've experienced as a public company and our cash burn rate was only $1.5 million," said Ali Jenab, President and CEO. "We increased our SourceForge Enterprise Edition installed base to 66 customers and OSDN continues to grow, reaching record numbers of users as page views grew to 225 million per month. These improvements in the underlying business coupled with the recent appointment of Darryll Dewan as EVP of worldwide sales and the closing of our $15 million private placement in November 2003 increase our confidence in our ability to execute our plans."

A conference call to review results will be held at 5:00 pm (Eastern) today. The call may be accessed via webcast at http://www.vasoftware.com or by dialing
(800) 450-0785 or (612) 332-0637. A replay of the call will be available for 30 days by dialing (800) 475-6701 or (320) 365-3844; passcode 704590.

Recent Highlights

o Products. SourceForge Enterprise Edition 3.4 was announced for shipment during the first quarter. SourceForge 3.4 features broader integration with enterprise environments and tools, including Rational(R) ClearCase(R) 5.0 and Microsoft Project 2002, more powerful access controls to protect intellectual property and improved management visibility into the status of critical project tasks. The enhancements included in the 3.4 release greatly improve the visibility and control over geographically-dispersed software development projects, while making the platform even more developer-friendly.

o Customers. During the first quarter, VA Software added 11 new SourceForge Enterprise Edition accounts, including SRA International, NTT Communications, AZG, TNO Physics and Electronics Lab, ETAS, The Orphanage, CC Intelligent Solutions, Cosential and Basis06 to its installed base. In addition, existing customers including Agilent, General Atomics, Hewlett Packard, Sun Microsystems and Los Alamos National Laboratories purchased additional SourceForge licenses and services.

o OSDN. This quarter, OSDN has further extended its reach to all levels of the IT and development communities by launching ITManagersJournal.com, a new site dedicated to exclusively addressing the concerns of top-level IT professionals. This site rounds out the editorial offerings of the OSDN technical sites to address the resource needs of a key audience, and further enable advertisers to tap into the considerable buying power of the OSDN audience. OSDN also redesigned and relaunched several key sites, including OSDN.com, DevChannel.org and NewsForge.com this quarter, with improved navigation and drill-down content to further enrich users' experiences on the sites. OSDN has experienced significant traffic growth this past quarter, with more than 225 million page views, and 12 million unique visitors, every month. This traffic surge has further cemented OSDN's position as one of the top media sites serving the IT industry. Advertisers and sponsors of the network include Microsoft, IBM, Google, Hewlett-Packard, Intel, Dell, Legato, AMD, Interland, Rackspace and BEA.

o Management. The company announced the appointment of technology sales veteran Darryll Dewan as Executive Vice President, Worldwide Sales. Dewan is a highly experienced technology sales executive with proven results at such companies as IBM, i2, Amdahl, and Oracle. He recently completed five years at i2 Technologies, where he rose to the position of executive vice president and president, global alliances and strategic accounts, managing 75 direct salespeople and executing a strategy that increased penetration of channel sales and vertical industry market segments.

o $15 million private placement. On November 6, 2003, the company announced that it had completed a private placement of its common stock with an institutional investor for aggregate proceeds of approximately $15 million. VA Software intends to use the proceeds for working capital.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, VA Software uses non-GAAP financial results. Non-GAAP net income and earnings per share exclude amortization of intangible assets and deferred stock compensation, impairment of goodwill, intangible assets and other long-term assets, as well as restructuring costs and other special charges. These non-GAAP adjustments are provided to enhance the user's overall understanding of current financial performance and prospects for the future. Specifically, VA believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that VA believes are not indicative of core operating results. In addition, because VA has historically reported non-GAAP results to the investment community, VA believes the inclusion of non-GAAP numbers provides consistency in financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The method VA uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About VA Software

VA Software (Nasdaq: LNUX) is the provider of SourceForge Enterprise Edition, the web-based application that significantly increases a company's return on its investment in software development. SourceForge improves communication, collaboration, and synchronization amongst multi-site team members and gives managers real-time visibility and control over their projects, regardless of location. SourceForge enables higher developer productivity and faster project completion whether teams are in-house, outsourced, onshore or offshore. Major Fortune 1000 firms and more than 750,000 developers use SourceForge technology to power their global development efforts.

About OSDN

OSDN, the Open Source Development Network, Inc., a subsidiary of VA Software, is the most dynamic community-driven IT media network on the web. The cornerstone of the Open Source community, OSDN attracts every level of IT decision maker and buyer, from CTOs to project managers. Technologists, developers and system administrators turn to OSDN sites to create, debate, and make or break IT news, tools, technologies and techniques. OSDN is the home of several popular web sites, including the award winning news discussion site, Slashdot.org, and the world's largest collaborative software development site, SourceForge.net.

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding VA's anticipated financial performance and continued progress as a company (as described, without limitation, in a quotation from management contained in this press release) and the benefits of our products to our customers. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including:
VA's success in expanding its SourceForge enterprise software business; VA's success in meeting scheduled product availability dates; VA's ability to achieve and sustain higher levels of revenue; VA's reliance upon strategic relationships with other companies; VA's ability to protect and defend its intellectual property rights; the size and timing of execution of enterprise-level licenses; decreases or delays in online advertising spending; rapid technological and market change; future guidelines and interpretations regarding software revenue recognition; unforeseen expenses that VA may incur in future quarters; and competition with, and pricing pressures from more established competitors.
Investors should consult VA's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 31, 2003, for further information regarding these and the other risks of the Company's business. These documents are available at the SEC Web site: www.sec.gov. VA assumes no obligation to update the forward-looking information contained in this news release.

Note to editors: VA Software, SourceForge and OSDN are trademarks or registered trademarks of VA Software Corporation in the United States and other countries. Slashdot is a registered trademark of the Open Source Development Network, Inc., in the United States and other countries. All other trademarks are property of their respective owners.


Contact:

Investor Relations
VA Software Corp.
(510) 687-8731
ir@vasoftware.com

                             VA Software Corporation

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                       Three Months Ended
                                             -----------------------------------
                                             October 31, 2003   October 26, 2002
                                             ----------------   ----------------
                                                           (unaudited)
Software revenues                                  $    815          $    711
Online revenues                                       4,951             4,155
Other revenues                                           31               209
                                                   --------          --------
      Net Revenues                                    5,797             5,075

Software cost of revenues                               595               593
Online cost of revenues                               2,655             2,311
Other cost of revenues                                 --                (157)
                                                   --------          --------
      Cost of revenues                                3,250             2,747

                                                   --------          --------
      Gross margin                                    2,547             2,328

Operating Expenses:
      Sales and marketing                             2,392             2,321
      Research and development                        1,827             2,044
      General and administrative                        724             1,755
      Restructuring costs and other special
        charges                                         (17)              (15)
      Amortization of deferred stock
        compensation                                     20                38
      Amortization of intangible assets                   3               644
                                                   --------          --------
         Total operating expenses                     4,949             6,787
                                                   --------          --------
Loss from operations                                 (2,402)           (4,459)
Interest and other, net                               1,179               326
                                                   --------          --------
Net loss                                           $ (1,223)         $ (4,133)
                                                   ========          ========

Basic and diluted net loss per share               $  (0.02)         $  (0.08)
                                                   ========          ========

Weighted-average shares outstanding:
Basic and diluted                                    53,717            56,255
                                                   ========          ========

Reconciliation of net loss as reported
to pro forma net loss:
                                                       Three Months Ended
                                             -----------------------------------
                                             October 31, 2003   October 26, 2002
                                             ----------------   ----------------
                                                           (unaudited)
Net loss as reported                                $ (1,223)       $ (4,133)
Non recurring charges:
      Restructuring cost and other special
        charges                                          (17)            (17)
      Restructuring costs classified as cost of
        goods                                           --              (182)
      Amortization of deferred stock
        compensation                                      20              38
      Amortization of intangible assets                    3             644
                                                    --------        --------
Net loss before non cash charges                    $ (1,217)       $ (3,650)
                                                    ========        ========

Basic and diluted net loss per share - pro forma    $  (0.02)       $  (0.07)
                                                    ========        ========

Weighted-average shares outstanding:
Basic and diluted                                     56,255          53,717
                                                    ========        ========

                             VA Software Corporation

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                          October 31, 2003     July 31, 2003
                                                          ----------------     -------------
                                                                      (unaudited)
                                     ASSETS
Current Assets:
  Cash, cash equivalents, and current marketable securities   $  31,616          $  34,617
  Accounts receivable, net                                        2,539              1,928
  Inventories                                                       568                388
  Prepaid expenses and other assets                               1,771              1,232
                                                              ---------          ---------
      Total current assets                                       36,494             38,165
Long-term marketable securities                                   6,583              5,130
Property and equipment, net                                       4,165              4,267
Goodwill and intangible assets, net                                  18                 21
Other assets                                                      1,049                912
                                                              ---------          ---------
Total assets                                                  $  48,309          $  48,495
                                                              =========          =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                                  977                863
  Accrued restructuring liabilities                               3,577              4,117
  Accrued liabilities and other                                   3,944              4,360
                                                              ---------          ---------
      Total current liabilities                                   8,498              9,340
Accrued restructuring liabilities, net of current portion        10,272             10,772
Other long-term liabilities                                       1,166              1,181
                                                              ---------          ---------
Total liabilities                                                19,936             21,293
                                                              ---------          ---------

Stockholders' equity:
  Common stock                                                       57                 56
  Additional paid-in capital                                    769,211            766,761
  Deferred stock compensation                                      --                  (20)
  Accumulated other comprehensive gain                               51                128
  Accumulated deficit                                          (740,946)          (739,723)
                                                              ---------          ---------
      Total stockholders' equity                                 28,373             27,202
                                                              ---------          ---------
Total liabilities and stockholders' equity                    $  48,309          $  48,495
                                                              =========          =========